Exhibit 99.1

Starco Brands Achieves Tremendous Growth in 2023; Releases Preliminary Full Year 2023 Results and Initial 2024 Outlook

Company Achieves Full Fiscal Year 2023 Revenue and Adjusted EBITDA1 Guidance

Net Revenue for Fiscal Year 2023 Expected to Increase 10-fold to $70 Million Compared to Last Year

Adjusted EBITDA1 for Fiscal Year 2023 Expected to Increase 160% to $7 Million

Net Revenue for Fiscal Year 2024 Expected to be in the Range of $78 Million to $82 Million

Adjusted EBITDA1 for Fiscal Year 2024 Expected to be in the Range of $8 Million to $10 Million

SANTA MONICA, Calif. — BUSINESS WIRE – Feb. 5, 2024 — Starco Brands, Inc. (the “Company”) (OTCQB: STCB), developer and acquirer of behavior-changing technologies and brands that spark excitement in the everyday, today released preliminary fiscal year 2023 results and an initial financial outlook for fiscal year 2024.

The Company now expects reported net revenue for fiscal year 2023 to be $70 million, around the mid-point of the previously provided guidance range of $66 million to $77 million. Adjusted EBITDA1 for fiscal year 2023 is now expected to be $7 million, within the previously provided guidance range of $7 million to $9 million.

The Company is projecting between $78 million and $82 million in reported net revenue and between $8 million and $10 million (~10% to ~12% of Net Sales) in Adjusted EBITDA1 for fiscal year 2024.

Starco Brands Chairman & CEO Ross Sklar said: “Over the past year, we have been intensely focused on M&A integrations, operational efficiencies and cost savings. In parallel, we have executed a robust growth strategy involving adding new distribution and launching new products. Our M&A integration methodology reinforces our shared service model that not only allows the Company to achieve growth with less friction but also ensures a strong Adjusted EBITDA1, giving the organization confidence in the guidance we set. From a growth perspective, the team made incredible headway in expanding our points of distribution company-wide, both online and in retail. We executed a number of cost-effective and innovative experiential marketing campaigns, resulting in billions of earned media that support our retail partners and online channels. We launched new products in a number of our portfolio companies, setting up strong growth for 2024. I’m extremely proud of our Company’s ability to achieve reported net revenue and Adjusted EBITDA1 in line with our guidance for fiscal year 2023 and project another year of profitable growth for fiscal year 2024. Our brands have made a name for themselves and are winning in the market, and we will continue to advance our goal to be a 21st-century consumer packaged goods powerhouse.”

Footnote

(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation, and amortization as adjusted for certain items as set forth in the reconciliation table of U.S. GAAP to non-GAAP information and is a measure calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information herein for further discussion and reconciliation of this measure to GAAP measures.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, new product launches and product growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. All forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time. Therefore, readers are cautioned that actual results could differ materially from those expressed in forward-looking statements. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. This cautionary statement entirely qualifies all forward-looking statements in this document.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully launch new products and seize market share, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2022 and our subsequent interim reports on Form 10-Q and 8-K. Copies of our SEC filings are available on our website at www.starcobrands.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date hereof.

About Starco Brands

Starco Brands (OTCQB: STCB) invents and acquires consumer products with behavior-changing technologies that spark excitement in the everyday. Today, its disruptive brands include Whipshots®, the world’s only vodka-infused whipped cream co-founded by global artist Cardi B; Art of Sport, the body care brand designed for athletes and co-founded by Kobe Bryant; Winona® Pure, the first indulgent theater-popcorn spray powered by air; Skylar, the only fragrance that is both hypoallergenic and safe for sensitive skin; and Soylent, the complete non-dairy nutrition brand. A modern-day invention factory to its core, Starco Brands identifies whitespaces across consumer product categories. Starco Brands publicly trades on the OTCQB stock exchange so that retail investors can invest in STCB alongside accredited individuals and institutions. Visit starcobrands.com for more information.

Investor Relations

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com